UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2011

PILGRIM’S PRIDE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pilgrim’s Pride Corporation (the “Company”) has appointed Fabio Sandri as Chief Financial Officer of the Company, effective Monday, June 6, 2011. His appointment was approved by the Board of Directors of the Company on June 1, 2011. Prior to his appointment to the Company, Mr. Sandri, age 39, served as the chief financial officer of Estacio Participações, the largest private post-secondary educational institution in Brazil since April 2010. From November 2008 until April 2010, Mr. Sandri was the chief financial officer of Imbra SA, a provider of dental services based in Sao Paolo, Brazil. Commencing in 2005 through October 2008, Mr. Sandri was employed by Braskem S.A., a New York Stock Exchange-listed petrochemical company headquartered in Camaçari, Brazil, first from 2005 to 2007 as its strategy director and from 2007 until his departure as its corporate controller. Mr. Sandri earned his Masters in Business Administration in 2001 from the Wharton School at the University of Pennsylvania and a degree in electrical engineering in 1993 from Escola Politécnica da Universidade de São Paulo.

Mr. Sandri will receive an annual base salary of $375,000 per year and will be eligible to participate in the Company’s Short Term Management Incentive Plan, subject to the terms and conditions thereof, with a bonus target equal to 100% of annual base salary. In conjunction with his appointment, Mr. Sandri was awarded a one-time signing bonus in the amount of $75,000. He will also be reimbursed for certain expenses associated with his relocation to the Company’s headquarters in Greeley, Colorado. The signing bonus and relocation expense reimbursement are subject to repayment in the event of Mr. Sandri’s voluntary resignation from employment or termination for cause within the first 24 months of his appointment. In addition, Mr. Sandri will be eligible to participate in the Company’s other benefit plans that are generally available to the Company’s senior officers.

Initially, Mr. Sandri will serve as the Chief Financial Officer of the Company while being employed by JBS S.A., the parent company of JBS USA Holdings, Inc., the majority stockholder of the Company. Expenses incurred by JBS S.A. in connection therewith will be reimbursed by the Company. Upon satisfaction of certain employment related visa conditions, Mr. Sandri will cease to be an employee of JBS S.A. and will be employed by the Company. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the arrangements with JBS S.A. were reviewed, evaluated and unanimously approved by the Audit Committee of the Board of Directors of the Company.

Mr. Sandri succeeds Gary Tucker as the principal financial officer of the Company. Mr. Tucker will be leaving the Company effective at 11:59 p.m. on June 5, 2011. Pursuant to a letter agreement between the Company and Mr. Tucker entered into on June 1, 2010, in connection with Mr. Tucker’s departure, he will receive a one-time cash severance payment of $650,000. In addition, under the Pilgrim’s Pride Corporation Severance Plan, Mr. Tucker will receive a one-time cash payment equal to $138,461, equivalent to 24 weeks of base salary.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: June 3, 2011	By:	/s/ William W. Lovette
William W. Lovette
President and Chief Executive Officer